UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2015 (June 9, 2015)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number (716) 826-6500, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On June 9, 2015, Gibraltar Industries, Inc., a Delaware corporation (“Gibraltar”), Sunlight US Co., Inc., an Ohio corporation (“Buyer”), Richard Reilly (“Seller”), Rough Brothers Manufacturing, Inc., an Ohio corporation (“RBI”), RBI Solar, Inc., an Ohio corporation (“Solar”), and Delta T Solutions, Inc., a California corporation (“Delta” and together with
RBI and Solar, the “Companies”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) and consummated all transactions contemplated therein. See the discussion in Item 2.01 below for additional information.

Item 2.01 Completion of Acquisition or Disposition of Assets
Closing of Stock Purchase Agreement
On June 9, 2015, simultaneously with execution of the Stock Purchase Agreement, the Buyer, a wholly owned subsidiary of Gibraltar, acquired from the Seller all of the issued and outstanding shares of capital stock in the Companies. RBI is engaged in the design, engineering and manufacturing of research, teaching, educational and commercial greenhouses. Solar is engaged in the design, engineering, manufacturing and installation of solar mounting systems. Delta is engaged in the design, engineering, manufacturing and installation of heating systems for the car wash and greenhouse industries. Under the terms of the Stock Purchase Agreement, the Buyer paid approximately $130,000,000 in cash, net of a working capital and certain other adjustments the Stock Purchase Agreement provides for. There is no material relationship, other than in respect of the transaction, between the parties.
The description of the transaction contained in this report is summary in nature, does not purport to be complete and is subject to and qualified in its entirety by reference to the terms, provisions, conditions and covenants of the Stock Purchase Agreement, which we have filed as Exhibit 2.1 hereto and incorporated herein by reference.
The Stock Purchase Agreement has been filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting Gibraltar, the companies, the Seller or the Buyer. In particular, the Stock Purchase Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may be subject to limitations agreed upon by the parties and standards of materiality applicable to the parties that differ from those applicable to investors, and may change after the date of the Stock Purchase Agreement. This subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of any fact or facts.

Item 8.01 Other Events
On June 10, 2015, Gibraltar issued a press release announcing that it had completed the purchase of the Companies. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired. The financial information required to be filed by Item 9.01(a) to Form 8-K shall be filed as soon as practicable after the date hereof, but not later than 71 days after this Current Report on Form 8-K would otherwise be required to be filed.

(b)
Pro Forma Financial Information. The pro forma financial information required to be filed by item 9.01(b) to Form 8-K shall be filed as soon as practicable after the date hereof, but not later than 71 days after this Current Report on Form 8-K would otherwise be required to be filed.

(c)	Not Applicable
(d)	Exhibits
2.1
Stock Purchase Agreement dated June 9, 2015. Schedules have been omitted pursuant Item 601(b)(2) of Regulation S-K. For a brief description of the contents of these omitted schedules, refer to the detailed information included in the Omitted Schedules Disclosure List included with the Stock Purchase Agreement filed as Exhibit 2.1. A copy of any omitted schedule will be furnished supplementally to The Securities and Exchange Commission by Gibraltar upon request.

	99.1	Press Release dated June 10, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: June 15, 2015	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer

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